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                                                                     EXHIBIT 3.4


                             TEAM RENTAL GROUP, INC.

                           CERTIFICATE OF DESIGNATIONS

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                             Pursuant to Section 151
             of the General Corporation Law of the State of Delaware

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         TEAM RENTAL GROUP, INC. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors, at a meeting duly called and held on January __, 1997, adopted the following resolution, which resolution remains in full force and effect as of the date hereof:

         WHEREAS, the Board of Directors of the Corporation (the "Board of Directors") is authorized, within the limitations and restrictions stated in the Amended and Restated Certificate of Incorporation, to fix by resolution or resolutions the designation of each series of preferred stock and the powers, designations, preferences and relative participating, optional or other rights, if any, or the qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board




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of Directors under the General Corporation Law of State of Delaware; and

         WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of preferred stock and the number of shares constituting such series:

         NOW, THEREFORE, BE IT RESOLVED, that there is hereby authorized such series of preferred stock on the terms and with the provisions herein set forth:

                  (1) Designation. The designation of a series of Preferred Stock, par value $0.01 per share, shall be "Series A Convertible Preferred Stock" (the "Series A Preferred Stock") consisting of 10,000 shares.

                  (2) Rank. The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank prior to the Class A Common Stock, par value $0.01 per share, of the Corporation (the "Class A Common Stock") and the Class B Common Stock, par value $0.01 per share, of the Corporation (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"). (All equity securities of the Corporation to which the Series A Preferred Stock ranks prior, including the Common Stock, are collectively referred to herein as the "Junior Securities", all equity securities of the Corporation with which the Series A Preferred Stock ranks on a parity are collectively referred to herein as the "Parity Securities" and all equity securities of the

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         Corporation (other than convertible debt securities) to which the
         Series A Preferred Stock ranks junior, whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise, are collectively referred to herein as the "Senior Securities".) The Series A Preferred Stock shall be subject to the creation of Junior Securities, Parity Securities and Senior Securities.

                  (3) Dividends. (i) The holders of the shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative cash dividends in respect of each such share in such amount as the holder thereof would receive if such share were converted into shares of Class A Common Stock pursuant to paragraph (6) hereof immediately prior to the record date for payment of any cash dividend on the Class A Common Stock, in preference to dividends on Junior Securities.

                        (ii) All dividends paid with respect to shares of the Series A Preferred Stock pursuant to paragraph (3)(i) shall be paid pro rata to the holders entitled thereto.

                       (iii) No full dividends shall be declared by the Board of Directors or paid or set apart for payment by the Corporation on any Parity Securities, nor shall the Corporation make any distribution in respect of any Parity Securities, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property, unless full cumulative dividends have been or

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         contemporaneously are declared and paid. If any dividends are not paid in full, as aforesaid, upon the shares of the Series A Preferred Stock and any other Parity Securities, all dividends or distributions declared upon shares of the Series A Preferred Stock and any other Parity Securities shall be declared pro rata so that the amount of dividends or distributions declared per share of the Series A Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such Parity Securities bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock or any other Parity Securities which may be in arrears. Any dividend not paid pursuant to paragraph (3)(i) hereof or this paragraph
         (3)(iii) shall be fully cumulative and shall accrue (whether or not declared), without interest, as set forth in paragraph (3)(i) hereof.

                  (iv) (a) Holders of shares of the Series A Preferred Stock shall be entitled to receive the dividends provided for in paragraph
         (3)(i) hereof in preference to and in priority over any dividends upon any of the Junior Securities.

                  (b) So long as any shares of the Series A Preferred Stock are outstanding, the Board of Directors shall not declare, and the Corporation shall not pay or set apart for payment any dividend on any of the Junior Securities or make

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         any payment on account of, or set apart for payment money for a sinking or other similar fund for, the repurchase, redemption or other retirement of, any of the Junior Securities or Parity Securities or any warrants, rights or options exercisable for or convertible into any of the Junior Securities or Parity Securities (other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible or exchangeable into any of the Junior Securities or Parity Securities), or make any distribution in respect of the Junior Securities, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any Class A Common Stock or any warrants, rights, calls or options exercisable for or convertible into Class A Common Stock (other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible or exchangeable into Class A Common Stock or the repurchase, redemption or other retirement of less than 1% of the then outstanding Class A Common Stock) unless prior to or concurrently with such declaration, payment, setting apart for payment, repurchase, redemption or other retirement or distribution, as the case may be, the holders of the Series A Preferred Stock have the opportunity to

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         participate therein pro rata with the holders of Class A
         Common Stock.

                  (v) Subject to the foregoing provisions of this paragraph (3), the Board of Directors may declare and the Corporation may pay or set apart for payment dividends and other distributions on any of the Junior Securities or Parity Securities, and may repurchase, redeem or otherwise retire any of the Junior Securities or Parity Securities or any warrants, rights or options exercisable for or convertible into any of the Junior Securities or Parity Securities, and the holders of the shares of the Series A Preferred Stock shall not be entitled to share therein.

                  (4) Liquidation Preference. (i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders the same amount that such holders would receive if such shares were converted into shares of Class A Common Stock pursuant to paragraph (6) hereof immediately prior to such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, in preference to any such payment on Junior Securities. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Series A Preferred Stock and any Parity

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         Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Series A Preferred Stock and the holders of outstanding shares of such Parity Securities are entitled were paid in full. Except as provided in this paragraph (4)(i), holders of Series A Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

                  (ii) For the purposes of this paragraph (4), neither the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more other corporations nor the consolidation or merger of one or more corporations with or into the Corporation shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up.

                  (5) Status of Shares of Series A Preferred Stock Acquired by the Corporation. Shares of Series A Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of

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         Series A Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Series A Preferred Stock.

                  (6) Conversion. (i) Each share of Series A Preferred Stock shall automatically be converted into 1,000 shares of the Class A Common Stock, subject to adjustment as provided in this paragraph (6) (the "Conversion Number") in the event that the record ownership of such share of Series A Preferred Stock shall be transferred to or held by any person or entity that is not Ford Motor Company, a Delaware corporation ("FCo."), or an affiliate of FCo. previously identified as such to the Corporation. A pledge of shares of Series A Preferred Stock as security for an obligation of a holder of such shares of Series A Preferred Stock shall not be considered a transfer for purposes of this paragraph (6)(i), unless and until record ownership of such shares is transferred to the pledgeholder. The conversion into Class A Common Stock shall be deemed to have occurred (whether or not certificates representing such shares are surrendered) as of the close of business on the date of transfer, and the person or persons entitled to receive shares of Class A Common Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock on that date.

                  (ii) Before any certificates representing shares of Class A Common Stock shall be delivered upon conversion, the holder of shares of Series A Preferred Stock whose shares

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         have been converted into shares of Class A Common Stock shall deliver the certificate(s) representing such shares to the Corporation or its duly authorized agent (or if such certificates have been lost, stolen or destroyed, such holder shall execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such conversion), specifying the place where the certificates representing the Class A Common Stock issued in conversion thereof shall be sent. The endorsement of the share certificate shall be in form satisfactory to the Corporation or such agent, as the case may be.

                  (iii) The Conversion Number shall be subject to adjustment from and after January 13, 1997 and from time to time as follows:

                           (a) If, from and after January 13, 1997, the
                  Corporation shall (w) declare or pay a dividend on its outstanding Class A Common Stock in shares of Class A Common Stock or make a distribution to all holders of its Class A Common Stock in shares of Class A Common Stock, (x) subdivide its outstanding shares of Class A Common Stock into a greater number of shares of Class A Common Stock, (y) combine its outstanding shares of Class A Common Stock into a smaller number of shares of Class A Common Stock or (z) issue by reclassification of its shares of Class A Common Stock other securities of the Corporation, then the Conversion Number in

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                  effect immediately prior thereto shall be adjusted so that any shares of Series A Preferred Stock thereafter converted shall be entitled to receive the number and kind of shares of Class
                  A Common Stock or other securities that the holder would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Series A Preferred Stock been converted into shares of Class A Common Stock immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (6)(iii)(a) shall become effective immediately after the record date for the dividend payment, subdivision, combination or issuance, if any, or, if there is no such record date, then on the date of such event. Such adjustments shall be made successively.

                           (b) In the event that, from and after January 13,
                  1997, the Corporation shall be a party to any transaction (including without limitation any (i) recapitalization or reclassification of the Class A Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Class A Common Stock), (ii) any consolidation or merger of the Corporation with or into any other person or any merger of another person into the Corporation (other than a merger which does not result in a

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                  reclassification, conversion, exchange or cancellation of
                  outstanding shares of Class A Common Stock of the Corporation), (iii) any sale or transfer of all or substantially all of the assets of the Corporation or (iv) any compulsory share exchange) pursuant to which all or substantially all of the Class A Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive cash, securities, property or other assets, then appropriate provision shall be made as part of the terms of such transaction whereby each share of Series A Preferred Stock then outstanding shall thereafter be convertible only into the kind and amount of cash, securities, property and other assets that would have been receivable upon such transaction by a holder of the number of shares of Class A Common Stock into which such share of Series A Preferred Stock might have been converted immediately prior to such transaction. The Corporation or the person formed by such consolidation or resulting from such merger or which acquired such assets or which acquired the Corporation's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of

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                  such certificate or articles of incorporation or other
                  constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph
                  (6)(ii). The above provisions shall similarly apply to successive transactions of the type described in this paragraph (6)(ii)(b).

                  (iv) The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock on the conversion of shares of Series A Preferred Stock pursuant to this paragraph (6); provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue or delivery of shares of Class A Common Stock in a name other than that of the registered holder of Series A Preferred Stock converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                  (v) (a) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Class A Common Stock or its issued Class A Common Stock held in its treasury, or both, for the purpose of effecting the conversion of the Series A Preferred Stock, the full number of shares of Class A Common Stock then deliverable upon the

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         conversion of all outstanding shares of the Series A
         Preferred Stock.

                  (7) Voting Rights. (i) The holders of record of shares of Series A Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph (7) or as otherwise provided by law.

                  (ii) So long as any shares of the Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least a majority of the shares of Series A Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purpose, at which the holders of Series A Preferred Stock shall vote separately as a class, amend the Amended and Restated Certificate of Incorporation of the Corporation so as to affect materially and adversely the specified rights, preferences, privileges or voting rights of shares of Series A Preferred Stock.

                  (8) Limitations. Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any powers, preferences or relative, participating, optional or other special rights other than those specifically set forth in this resolution (as such resolution may be amended from time to time) or otherwise in the Amended and Restated Certificate of Incorporation of the Corporation.

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         IN WITNESS WHEREOF, Team Rental Group, Inc. has caused his certificate to be executed by Sanford Miller, its Chairman of the Board and Chief Executive Officer, and attested by John Congdon, its Chief Financial Officer and Secretary, as of this 13th day of January, 1997.

                                        TEAM RENTAL GROUP, INC

                                        By: /s/ Sanford Miller
                                            -----------------------------------
                                            Name:    Sanford Miller
                                            Title:   Chairman of the Board
                                                      and Chief Executive
                                                      Officer

Attest:


/s/ Jeffrey D. Congdon
-----------------------------------
Name:      Jeffrey D. Congdon
Title:     Chief Financial Officer and
             Secretary

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